ACQUISITION AGREEMENT

    This Acquisition Agreement (“Agreement”) made on this 30th  day of November , 2010, by and among Infrared Systems International, a public corporation organized under the laws of Nevada (the "Company" or “Buyer”), with its principal place of business at 4550 NW Newberry Hill Road, Suite 202, Silverdale, Washington 98383, and AquaLiv, Inc. (“ACQUIRED COMPANY”), a corporation organized under the laws of Washington State, with its principal place of business at 8294  28th Ct. NE, Suite 500, Lacey, WA 98516, and Craig Hoffman (Seller), an individual, located at 8294  28th Ct. NE, Suite 500, Lacey, WA 98516.

Background

    The Company and ACQUIRED COMPANY desire to enter into a transaction whereby the Company acquires 50% of the shares of ACQUIRED COMPANY, consisting of 50,000 Common shares, in exchange for Four Hundred Thousand ($400,000) Dollars, to be paid in the form of the Company’s Preferred A Shares to Seller (the “Stock”).

Terms of Agreement

    In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
ACQUISITION TERMS

1.01 Acquisition. The Company will acquire 50% of the shares of ACQUIRED COMPANY and all preexisting assets as specified in Exhibit A and with all preexisting liabilities, provided such liabilities have been disclosed on the attached Exhibit A.   In the event Company should be notified of a preexisting liability which has not been disclosed on Exhibit A, and which was not already known by Craig Hoffman as President of ACQUIRED COMPANY, then Seller shall remain liable for such preexisting liability.

1.02 Compensation. In exchange, Seller shall receive Four Hundred Thousand ($400,000) Dollars, to be paid in the form of Four Hundred Thousand (400,000) of the Company’s Preferred A shares valued at $1.00 per share, upon the Closing.  Preferred A shares may be converted into Common shares at a 20% discount to market upon the applicable holding periods.

1.03 Closing.  The Closing of this transaction will take place on or before December 15, 2010, under the terms described in Article IV of this Agreement, unless mutually extended by the parties and shall be subject to a thirty day due diligence period.

1.04
Post-Closing Operations.  After the Closing, ACQUIRED COMPANY will be a jointly owned subsidiary of the Company subject to the terms and conditions outlined in this Agreement.   ACQUIRED COMPANY shall be responsible to report to the Company all financial matters and newsworthy events as they materialize, as Seller recognizes Company is a publicly traded company and has certain material obligations of disclosure pursuant to state and federal laws, statutes and regulations.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY/BUYER

The Company/BUYER represents and warrants to ACQUIRED COMPANY and Seller the following:

2.01           Organization.   The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, Directors and/or shareholders of Company have been valid and in accordance with all applicable laws.

2.02           Capital. The authorized capital stock of Company consists of 500,000,000 shares of Common Stock, of which approximately 196,743,870 shares are issued and outstanding and 50,000,000 shares of Preferred Stock, of which 2,000,000 shares have been designated as Preferred A shares.  Of the Preferred A shares, 750,000 shares are issued and outstanding, with 285,618 shares vested. The Preferred A shares shall be convertible into common stock of the Company at a 20% discount to market, shall carry no voting rights until converted and the holder shall not be permitted to convert any amount that, after conversion, would cause the holder to hold greater than 10% of the issued and outstanding common stock of the Company.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there may be outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of the Company are subject to any stock restriction agreements, other than that defined above.

2.03          Financial Statements.   The unaudited balance sheet as of June 30, 2010 and the related statements of income and retained earnings for the periods then ended fairly present the financial position of the Company as of the dates of the balance sheets included in the financial statements, and the results of its operations for the period indicated.

2.04           Tax Returns.  Within the times, and in the manner prescribed by law, the Company (exclusive of any of its subsidiaries) has filed all federal, state, and local tax returns required by law. The Company has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Company as of the Closing, and there shall be no taxes of any kind, due or owing.

2.05           Ability to Carry Out Obligations.  Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Company or upon the Shares.

2.06           Full Disclosure.  None of the representations and warranties made in this Agreement by the Company, or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

2.07           Compliance with Laws.  The Company has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.08           Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of Company’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the Company.  The Company is not subject to, or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09           Conduct of Business.  Prior to the Closing, the Company shall not (i) amend its Certificate of Incorporation or Bylaws, other than to restructure the Company for this acquisition, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing this transaction, (iii) incur any liabilities, (iv) acquire any assets, enter into any contract, or guarantee obligations of any third party, or (v) enter into any other transaction, which is outside the bounds of its customary and ordinary operations.

2.10           Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

2.11           Authority. Buyer represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

2.12           Investment Purpose. The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

2.13           Due Diligence.  Buyer has conducted his own due diligence with respect to ACQUIRED COMPANY and its liabilities and believes it has enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Seller has made no representations with respect to the existence or non-existence of liabilities in the Company.

2.14           Investment Experience. The Buyer understands that the purchase of the Stock involves substantial risk.  The Buyer (a) has experience as a Buyer in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.

2.15           No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller's representatives or affiliates, in purchasing the Stock.

2.16           Restricted Securities. Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Seller in a transaction not involving a public offering and that under the Act, and applicable regulations thereunder.

2.17           Opinion Necessary. Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act.  Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

2.18           Truth of Representations.  All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ACQUIRED COMPANY and SELLER

ACQUIRED COMPANY and SELLER represents and warrants to the Company the following:

3.01           Organization. ACQUIRED COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of the state of Washington and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, directors and/or shareholders of ACQUIRED COMPANY have been valid and in accordance with all applicable laws.

3.02           Capital. The authorized capital stock of ACQUIRED COMPANY consists of 100,000 Shares of Common stock, of which 100,000 shares are issued and outstanding.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will not be any outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ACQUIRED COMPANY to issue or transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of ACQUIRED COMPANY are subject to any stock restriction agreements.

3.03                      Financial Statements.  The unaudited balance sheet of  as of September 30, 2010  and the related statements of income and retained earnings for the period then ended fairly present the financial position of ACQUIRED COMPANY as of the date of the balance sheet included in the financial statements, and the results of its operations for the period indicated.

3.04           Tax Returns.  Within the times and in the manner prescribed by law, ACQUIRED COMPANY has filed all federal, state, and local tax returns required by law. ACQUIRED COMPANY has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by ACQUIRED COMPANY as of the Closing, and there shall be no taxes of any kind due or owing.

3.05           Ability to Carry Out Obligations.  ACQUIRED COMPANY has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ACQUIRED COMPANY and the performance by ACQUIRED COMPANY of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ACQUIRED COMPANY is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ACQUIRED COMPANY or upon the Shares.

3.06           Full Disclosure.  None of the representations and warranties made in this Agreement by ACQUIRED COMPANY, or on behalf of ACQUIRED COMPANY, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

3.07           Compliance with Laws.  ACQUIRED COMPANY has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. ACQUIRED COMPANY has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The ACQUIRED COMPANY will not be in violation of any term of the ACQUIRED COMPANY’s Articles or Bylaws, nor will the ACQUIRED COMPANY be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the ACQUIRED COMPANY as a whole, and to the knowledge of the ACQUIRED COMPANY, is not in violation of which would have a material adverse effect of the ACQUIRED COMPANY.  The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or change upon any of the properties or assets of the ACQUIRED COMPANY pursuant to any such term

3.08           Title to Stock.  Seller is the sole record and beneficial owner of the Acquired Company Shares and has sole dispositive authority with respect to the Stock.  Seller has not granted any person a proxy with respect to the Acquired Company Shares that has not expired or been validly withdrawn.  The sale and delivery of the Acquired Company Shares to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Acquired Company Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on re-sales of the Acquired Company Shares under applicable securities laws).

3.09           Organization and Standing.  ACQUIRED COMPANY is and will at the time of Closing be a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington  and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

3.10           Litigation. ACQUIRED COMPANY is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of ACQUIRED COMPANY’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against ACQUIRED COMPANY.  ACQUIRED COMPANY is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

3.11           Conduct of Business.  Prior to the Closing, ACQUIRED COMPANY shall not (i) amend its Certificate of Incorporation or Bylaws, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing this transaction, (iii) incur any liabilities, (iv) acquire any assets, enter into any contract, or guarantee obligations of any third party, or (v) enter into any other transaction without notification in writing to the Company.

3.12           Truth of Representations.  All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

ARTICLE IV
THE CLOSING

4.01                      Closing.  The Closing of this transaction will occur when all of the documents and consideration described below have been delivered to each party. Unless the Closing of this transaction takes place by December 15, 2010, or such other date mutually agreed to, either party may terminate this Agreement.

4.02           Conditions to Closing.  The obligations of the Buyer to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions of subsection 14 hereof.

a.           Representations and Warranties Correct; Performance of Obligations.  The representations and warranties made by the ACQUIRED COMPANY and Seller in Section 3 hereof shall be true and correct when made and at the Closing.  The ACQUIRED COMPANY’s business and assets shall not have been adversely affected in any material way prior to the Closing.  The ACQUIRED COMPANY shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

b.           Consents and Waivers.  The ACQUIRED COMPANY shall have obtained in a timely fashion and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

4.02           Documents to be Delivered at Closing. The following documents, in form reasonably acceptable to the parties, shall be delivered:

4.02.1     Document to be Delivered by Company:

(i)	Certificate of Incorporation, as amended;

(ii)	Bylaws, as amended; and

(iii)	Board Resolutions approving this transaction.

(iv)	400,000 Preferred A Shares to Seller

4.02.2     Document to be Delivered by ACQUIRED COMPANY and Seller:

(v)	Certificate of Incorporation, as amended;

(vi)	Bylaws, as amended; and

(vii)	Board Resolutions approving this transaction.

(viii)	Bill of Sale for shares

ARTICLE V
REMEDIES

5.01            Arbitration.   Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada  in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02           Payment Default Clause.  Failure or delay to complete any payment or exchange within thirty (30) days of the closing of this definitive Agreement, as described in Article 1.02 of this Agreement, shall result in the termination of this Agreement. Upon such termination, all shares exchanged will be returned to the original parties, where each party will bear its own cost in reversion.

5.03           Other Remedies. The forgoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI
MISCELLANEOUS

6.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02            No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

6.05           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties as originals.

6.06           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if faxed to and then mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

IF TO ACQUIRED COMPANY:

Craig Hoffman
AquaLiv, Inc.
8294  28th Ct. NE, Suite 500
Lacey, WA 98516
Facsimile: 800-794-6976

IF TO COMPANY:

Bill Wright
Infrared Systems International
4550 NW Newberry Hill Road, Suite 202
Silverdale, WA 98383
Facsimile: 360-692-2798

IF TO SELLER:

Craig Hoffman
AquaLiv, Inc.
8294  28th Ct. NE, Suite 500
Lacey, WA 98516
Facsimile: 800-794-6976

6.07          Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

6.08          Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one year.

6.09           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.10           Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision, which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer.  No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement, by law, or otherwise afforded to Buyer, shall be cumulative and not alternative.

6.13           Further Assurances.  From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

6.14           Finder’s Fees and Other Fees.

a.           The ACQUIRED COMPANY (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Buyer harmless from and against any liability for commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the ACQUIRED COMPANY, or any of its employees or representatives, is responsible.

b.           The Buyer (i) represents and warrants that the Buyer has retained no finder or broker in connection with the transactions contemplated by the Agreement, and (ii) hereby agrees to indemnify and to hold the ACQUIRED COMPANY harmless from and against any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or assessed liability) for which such Buyer is responsible.

c.           The Seller (i) represents and warrants that the Seller has retained no finder or broker in connection with the transactions contemplated by the Agreement, and (ii) hereby agrees to indemnify and to hold the ACQUIRED COMPANY harmless from and against any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or assessed liability) for which such Seller is responsible.

6.15           Attorney’s.  All parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Signatures:

AquaLiv, Inc.

/s/Craig Hoffman__________
Craig Hoffman, CEO

Infrared Systems International

/s/William M. Wright_______
William M. Wright, CEO

Craig Hoffman

/s/Craig Hoffman__________
Craig Hoffman, Individually

EXHIBIT A

ASSETS

TBD

All other assets, accounts receivable, and cash identified on 9/30/2010 Balance Sheet.

LIABILITIES

All liabilities identified on 9/30/2010 Balance Sheet.